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                                                                     Exhibit 4.9

                 WAIVER AND FIRST AMENDMENT TO REVOLVING CREDIT,
                        TERM LOAN AND SECURITY AGREEMENT

         THIS WAIVER AND FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT, dated as of February 6, 2004 (the "AMENDMENT"), is entered into by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("LENDER"), and COAST DENTAL SERVICES, INC., a Florida corporation ("BORROWER"). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).

         WHEREAS, the parties hereto entered into that certain Revolving Credit, Term Loan and Security Agreement dated as of December 31, 2002 (as amended, supplemented, or otherwise modified from time to time, the "AGREEMENT"); and

         WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein and to waive certain Events of Default that have occurred and are continuing;

         NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS.

         (a) Section 2.4(c)(ii)(B) of the Agreement hereby is amended by deleting the reference to "$300,000" and replacing it with "$350,000."

         (b) Section 7.2(iii) of the Agreement hereby is amended by deleting the reference to "$1,500,000" and replacing it with "$5,000,000."

         (c) Annex I of the Loan Agreement hereby is amended by deleting the Financial Covenants 1), 2), 3), 4) and 5) and replacing such covenants with the following:

                  1)       MINIMUM EBITDA

                  Borrower shall not permit EBITDA for any Test Period ending on the last day of each month set forth below to be less than the following amounts:

    Month                                    EBITDA
    -----                                    ------
December, 2003                            ($   450,000)
January, 2004                             ($   650,000)
February, 2004                            ($    50,000)
March, 2004                                $   850,000
April, 2004                                $ 1,050,000

                  Borrower shall not permit EBITDA for any Test Period ending after April 30, 2004 to be less than $1,250,000.

                  2)       NET LEVERAGE RATIO (TOTAL DEBT TO EBITDA)

                  The Net Leverage Ratio shall not exceed 1.25 to 1.0 from January 1, 2003 through December 31, 2003, and 1.0 to 1.0 from January 1, 2004 and thereafter.

                  3)       FIXED CHARGED RATIO (EBITDA/FIXED CHARGES)

                  As measured at the end of each calendar month thereafter, the Fixed Charge Ratio shall not be less than:

FOR EACH TEST PERIOD ENDING:                         FIXED CHARGE RATIO:
----------------------------                         -------------------
March 31, 2004 through
April 30, 2004                                           1.00 to 1.00
May 31, 2004 and thereafter                              1.50 to 1.00

                  4)       CASH VELOCITY

                  Collections of Borrower's Accounts (including capitated collections) shall not be less than $6,000,000 for each calendar month during the Term commencing January 1, 2003; provided, that upon any violation of or failure to comply with this covenant Lender shall have the right, in its sole discretion, to consider for all purposes under the Agreement as though Borrower actually collected Accounts equal to such minimum required amount.

                  5)       MINIMUM LIQUIDITY AND WORKING CAPITAL

                  At Closing and at all other times Borrower shall have not less than $1,000,000 of Available Cash on hand.

         (d) Appendix A of the Loan Agreement hereby is amended by deleting the definition of "Minimum Termination Fee" in its entirety and replacing it with the following:

                  "Minimum Termination Fee" shall mean (for the time period indicated) the amount equal to (i) three percent (3.0%) of the Facility Cap, if the date of notice of such termination by Borrower is after the Closing Date but before January 1, 2005; and (ii) 2% of the Facility Cap, if the date of notice of such termination by Borrower is on or after January 1, 2005.

         (e) Appendix A of the Loan Agreement is hereby amended by deleting the definition of "Term" in its entirety and replacing it with the following:

                  "Term" shall mean the period commencing the date set forth on the first page hereof and ending on December 31, 2006.

         SECTION 2. WAIVERS.

         (a) Borrower's EBITDA and Fixed Charge Ratio for the Test Periods ending on July 31, 2003, August 30, 2003, September 30, 2003, October 31, 2003 and November 30, 2003 have been less than the amounts required by Annex I of the Agreement.

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         (b)      Borrower has informed Lender that Borrower will not be in
compliance with the Net Leverage Ratio covenant for the periods ending on December 31, 2003, January 31, 2004 and February 29, 2004.

         (c) Borrower hereby requests that Lender waive, and by Lender's signature hereto and subject to the terms and conditions hereof, Lender waives all Defaults or Events of Default that will occur or may have occurred under the Agreement or any other Loan Document as a result of Borrower's failure to meet the Financial Covenants referenced in Section 2(a) and 2(b) above for the dates described. The waivers provided herein shall not preclude the future exercise of any right, power, or privilege available to Lender whether under the Agreement, the other Loan Documents or otherwise.

         SECTION 3. CONDITIONS TO EFFECTIVENESS.

         (a) The effectiveness of this Amendment is conditioned upon the following conditions precedent:

                  (i) Borrower shall have delivered to Lender the duly executed counterpart of this Amendment.

                  (ii) Borrower shall have paid to Lender a loan modification fee in the amount of $30,000.

         SECTION 4. MISCELLANEOUS.

         (a) Borrower represents and warrants that after giving effect to this Amendment and the transactions contemplated hereby and subject to the satisfaction of the conditions set forth herein, all of the representations and warranties set forth in Article V of the Agreement are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

         (b) Except as expressly provided herein, the Agreement shall continue in full force and effect, and the unamended terms and conditions of the Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction. From and after the date hereof, references to the Agreement shall be references to the Agreement as amended hereby.

         (c) This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Agreement.

         (d) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

         (e)      THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE

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PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED
IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

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         IN WITNESS WHEREOF, the parties have caused this Waiver and First
Amendment to Revolving Credit, Term Loan and Security Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LENDER:                             CAPITALSOURCE FINANCE LLC

                                    By: /s/ Stephen M. Klein
                                        -------------------------
                                    Name: Stephen M. Klein
                                    Title: Director

BORROWER:                           COAST DENTAL SERVICES, INC.

                                    By: /s/ Timothy G. Merrick
                                        -------------------------
                                    Name: Timothy G. Merrick
                                    Its: Vice President - Finance

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